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                                                                    Exhibit 99.2


BUSINESS INFORMATION

                                                                                  Return on
Year ended December 31 -                     Earnings            Revenue        Assigned Capital      Average Assets *
                                        --------------------------------------------------------------------------------
Dollars in millions                         1999      1998     1999      1998    1999      1998         1999       1998
------------------------------------------------------------------------------------------------------------------------
PNC Regional Bank                           $641      $582   $2,307    $2,317      22%       20%     $39,513    $38,848
Wholesale
   PNC Institutional Bank                    127        56      408       351      22        11        8,417      7,564
   PNC Secured Finance                       114        60      281       178      24        16        6,701      5,477
   PNC Mortgage                               62        35      421       339      14        10        6,906      5,350
------------------------------------------------------------------------------                     ---------------------
       Total wholesale                       303       151    1,110       868      20        12       22,024     18,391
Asset Management
   PNC Advisors                              147       119      738       489      27        30        3,353      2,731
   BlackRock                                  59        36      381       339      36        41          448        441
   PFPC                                       45        38      257       191      40        41          308        229
------------------------------------------------------------------------------                     ---------------------
       Total asset management                251       193    1,376     1,019      30        34        4,109      3,401
------------------------------------------------------------------------------                     ---------------------
   Total businesses                        1,195       926    4,793     4,204      23        19       65,646     60,640
Other                                          4       189      208       697                          9,174     13,986
------------------------------------------------------------------------------                     ---------------------
    Total consolidated - core              1,199     1,115    5,001     4,901      21        21       74,820     74,626
Gain on sale of credit card business         125                193
Gain on sale of equity interest in
    Electronic Payment Services               63                 97
BlackRock IPO gain                            59                 64
Branch gains                                  17                 27
Gain on sale of Concord stock,
    net of PNC Bank Foundation
    contribution                              16                 41
Wholesale lending repositioning             (126)              (195)
Costs related to efficiency
initiatives                                  (64)
Write-down of an equity investment           (18)               (28)
Mall ATM buyout                               (7)
------------------------------------------------------------------------------                     ---------------------
   Total consolidated - reported          $1,264    $1,115   $5,200    $4,901     22        21       $74,820    $74,626
========================================================================================================================


* BlackRock's assets are presented as of period end.

PNC REGIONAL BANK - PNC Regional Bank provides credit, deposit, branch-based brokerage and electronic banking products and services to retail customers as well as credit, leasing, treasury management and capital markets products and services to mid-sized and small businesses primarily within PNC Bank's geographic footprint. PNC Regional Bank contributed 54% of total business earnings in 1999 compared with 63% in 1998. Earnings increased 10% in the comparison driven by improved efficiency and growth in deposits. Excluding the impact of branch gains and costs related to consumer delivery initiatives in 1998, earnings increased 16%.

PNC INSTITUTIONAL BANK - PNC Institutional Bank provides specialized credit, capital markets and treasury management products and services to corporations, institutions and government entities primarily within PNC's geographic footprint. PNC Institutional Bank contributed 11% of total business earnings in 1999 compared with 6% in 1998. Earnings more than doubled in the comparison due to higher revenue and a lower provision for credit losses.

PNC SECURED FINANCE - PNC Secured Finance is engaged in commercial real estate finance, including loan origination, securitization and servicing; asset-based financing, including lending, syndication and treasury management services; and equipment lease financing to corporate clients nationwide. PNC Secured Finance contributed 9% of total business earnings in 1999 compared with 6% in 1998. Earnings nearly doubled in the comparison due to an increase in net commercial mortgage banking revenue.

PNC MORTGAGE - PNC Mortgage originates, purchases and services residential mortgages and related products. PNC Mortgage also acquires and securitizes residential mortgages as private-label mortgage-backed securities and performs the master servicing of those securities for investors. PNC Mortgage contributed 5% of total business earnings in 1999 compared with 4% in 1998. Earnings nearly doubled in the comparison driven by revenue growth primarily attributable to a larger servicing portfolio.

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PNC ADVISORS - PNC Advisors offers personalized investment management, high-end brokerage, personal trust, estate planning and traditional banking services to affluent and wealthy individuals; and investment management, trust and administrative services to pensions, 401(k) plans and charitable organizations. PNC Advisors contributed 12% of total business earnings in 1999 compared with 13% in 1998. Earnings increased 24% in the comparison due to strong revenue growth attributable to new business.

BLACKROCK - BlackRock offers fixed income, domestic and international equity and liquidity investment products, and utilizes technology-based risk management capabilities to provide investment advisory and asset management capabilities for a wide range of institutional and retail customers. BlackRock contributed 5% of total business earnings in 1999 compared with 4% in 1998. Earnings increased 67% in the comparison as a result of significant new business. To provide a public currency for continued growth, BlackRock completed an initial public offering in October 1999 representing approximately a 15% equity interest. The financial information presented for this business reflects the BlackRock legal entity. The related minority interest is included in Other.

PFPC - PFPC provides technology-driven products for the investment management community including fund accounting, administration, distribution, transfer agency, shareholder services, custody, retirement plan services, integrated banking transaction services, hedge products accounting, securities lending and subaccounting services. PFPC clients include pension and investment managers, brokerage firms, insurance companies and banks. PFPC contributed 4% of total business earnings in 1999 and 1998. Earnings increased 18% in the comparison as a result of an increase in assets and accounts serviced. PFPC completed the acquisition of First Data Investor Services Group ("ISG") on December 1, 1999. Results for 1999 include one month of activity for ISG.

OTHER - Other reflects differences between total business results and consolidated core financial results primarily due to differences between management accounting practices and generally accepted accounting principles, divested businesses, equity management activities, minority interests, eliminations and unassigned items. During 1999 there was a repositioning of the corporate, commercial real estate and mortgage warehouse lending portfolios. The results of exited activities related to this strategic initiative are included in Other for all periods presented.